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MERLIN PUBLISHING INTERNATIONAL PLC
Report of the auditors



To the shareholders of Merlin Publishing International PLC


      We have audited the financial statements on pages 4 to 20 which have been prepared under the accounting policies set out on pages 9 and 10.

      Respective responsibilities of directors and auditors

      As described on page 2 the company's directors are responsible for the preparation of the financial statements. It is our responsibility to form an independent opinion, based on our audit, on those statements and to report our opinion to you.

      Basis of Opinion

      We conducted our audit in accordance with Auditing Standards issued by the Auditing Practices Board. An audit includes an examination, on a test basis, of evidence relevant to the amounts and disclosures in the financial statements. It also includes an assessment of the significant estimates and judgements made by the directors in the preparation of the financial statements, and of whether the accounting policies are appropriate to the company's circumstances, consistently applied and adequately disclosed.

      We planned and performed our audit so as to obtain all the information and explanations which we considered necessary in order to provide us with sufficient evidence to give reasonable assurance that the financial statements are free from material misstatement, whether caused by fraud or other irregularity or error. In forming our opinion we also evaluated the overall adequacy of the presentation of information in the financial statements.

      Opinion

      In our opinion the financial statements give a true and fair view of the state of affairs of the company and group as at 31 January 1995 and the profit of the group for the year then ended and have been properly prepared in accordance with the Companies Act 1985.




      BDO STOY HAYWARD
      Chartered Accountants
      and Registered Auditors
      London

      23 March, 1995